Exhibit 99.1

Profire Energy Reports Financial Results for Fiscal First Quarter of 2017
Company Generates Cash and Aggressively Controls Costs through Difficult Industry Conditions

LINDON, Utah, August 10, 2016 - Profire Energy, Inc. (NASDAQ: PFIE), a technology company which creates, installs and services burner and chemical management solutions in the oil and gas industry, today reported financial results for its fiscal first quarter ended June 30, 2016. A conference call will be held on Thursday, August 11, 2016 at 1:00 p.m. EST to discuss the results.

Fiscal Q1 2017 Highlights

•	Total revenues of $3,974,043
•	Cash provided by operating activities of $736,681, bringing cash balance to $22 million
•	Operating expenses down 27% or $1 million from a year ago
•	Improved gross margin on service to 32%
•	Net loss of $605,295 or ($0.01) per diluted share
•	Remained debt-free

Fiscal First Quarter 2017 Financial Results

Profire realized total revenues of $4 million, a decrease of 44% over the same year-ago quarter. The ongoing volatility of the macro industry conditions continues to hamper the purchasing by and capital investments of oil and gas companies.  Low oil prices, combined with the lack of drilling and well completions, continue to be an issue for Profire's ability to capture revenue, especially in the most recent quarters. Profire continues to focus on aggressive cost management while still enabling the development of new products and diversification into new markets and industries.

Profire has maintained high margins despite the challenging industry. Gross profit decreased to $1.9 million or 48% of total revenues, as compared to $3.3 million or 48% of total revenues in the year-ago quarter.

During the quarter, Sales of Services represented approximately 13% of total sales compared to 10% a year earlier. Gross margin on service increase to 32% from 10% a year ago.

Total operating expenses decreased 27%, from the same quarter of last year, to $2.8 million or 70% of total revenues compared with $3.9 million or 56% of total revenues a year ago.

Compared with the same year ago quarter, operating expenses for general and administrative decreased 31%, R&D decreased 18%, and depreciation increased 48%, as some fixed assets were parked and the depreciation, which had previously been allocated to cost of goods sold, has been reclassified to operating expenses.

Net loss was $605,000 or a loss of $0.01 per diluted share, compared to a net loss of $459,000 or $0.01 per diluted share in the same year-ago quarter.

Cash and cash equivalents totaled $22 million, compared to $21.3 million at year end. Profire continues to generate cash flow from operating activities and operates debt free.

Management Commentary
"For more than a year now, our industry has faced significant headwinds, to which we have not been immune," said Brenton Hatch, President and CEO of Profire Energy. "We feel that relative to many of our industry peers we have dealt with these challenges as well as, or better, than our counterparts. There are so many variables out of our control, but for those aspects of the business we can control, we feel that we've managed them well. The number of customers we now have is two to three times what it was before the commodity prices tanked, and our product offering is stronger than it has ever been.  These advancements may provide us with opportunities to serve markets previously unattainable."

"We believe the cost- and Company-structures we now have, is fairly scalable," said Ryan Oviatt, CFO of Profire Energy. "As revenues begin to improve, which we believe they will in the second half of fiscal 2017, we anticipate being able to absorb higher revenues, without needing to build out our cost base accordingly.  This is a difficult time for our industry, but we are positive about our long-term market opportunity. We feel we are positioned well for the coming months and years, as the industry finds its balance in activity and commodity prices. "

Conference Call

Profire Management will host a conference Thursday, August 11, 2016 to discuss these financial results. Please call the conference telephone number at least five minutes prior to the start time. An operator will register your name and organization.

Date: Thursday, August 11, 2016
Time: 1:00 p.m. EDT (11:00 a.m. MDT)
Toll-free dial-in number: 1-855-327-6837
 International dial-in number: 1-631-891-4304
The conference call will be webcast live and available for replay via this link: http://public.viavid.com/index.php?id=120760. The webcast replay will be available for one year.
Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting the conference call, please contact Todd Fugal at 1-801-796-5127.
A replay of the call will be available after 8:00 p.m. EDT on the same day through August 18, 2016.
Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
 Replay ID: 10001541

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient production and transportation of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent regulatory standards, and enhanced margins with their energy production processes, Profire Energy's burner management and chemical injection systems are increasingly becoming part of their solution. Profire Energy has offices in Lindon, Utah; Houston, Texas; Shelocta, Pennsylvania; Greeley, Colorado; and Edmonton, Alberta, Canada. For additional information, visit www.profireenergy.com.

Cautionary Note Regarding Forward-Looking Statements. Statements made in this release that are not historical are forward-looking statements. This release contains forward-looking statements, including, but not limited to statements regarding the Company holding a conference call on August 11, 2016 regarding 2017 first fiscal quarter results; the Company's ability to manage macro-economic conditions; or, the Company's expectation to increase revenue in its second half of the year; or, the Company developing new products, diversifying into new markets and industries, and enhancing marketing and sales efforts with key customers and prospects; and, the decisions made over the past year positioning the Company to capture future opportunities and deliver long-term shareholder value. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company's periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Ryan Oviatt, CFO
(801) 796-5127

PART I. FINANCIAL INFORMATION
Item 1 Financial Information
PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	For the Period Ending
ASSETS	June 30, 2016	March 31, 2016
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$22,043,090	$21,292,595
Accounts receivable, net	3,211,835	4,132,137
Inventories	9,971,352	11,046,682
Income tax receivable	474,796	268,326
Prepaid expenses & other current assets	308,263	315,757

Total Current Assets	36,009,336	37,055,497

LONG-TERM ASSETS
Deferred tax asset	437,336	452,431

PROPERTY AND EQUIPMENT, net	7,969,169	8,232,911

OTHER ASSETS
Goodwill	997,701	997,701
Intangible assets, net of accumulated amortization	522,923	529,300

Total Other Assets	1,520,624	1,527,001

TOTAL ASSETS	$45,936,465	$47,267,840

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$551,742	$893,822
Accrued liabilities	427,620	620,783
Income taxes payable	-	335,375

Total Current Liabilities	979,362	1,849,980

LONG-TERM LIABILITIES
Deferred income tax liability	632,732	632,732

TOTAL LIABILITIES	1,612,094	2,482,712

STOCKHOLDERS' EQUITY
Preferred shares: $0.001 par value, 10,000,000 shares authorized: no shares issued and outstanding
Common shares: $0.001 par value, 100,000,000 shares authorized: 53,316,134 and 53,256,296 shares issued and outstanding, respectively	53,316	53,256
Additional paid-in capital	26,308,327	26,164,622
Accumulated other comprehensive loss	(2,281,909)	(2,282,682)
Retained earnings	20,244,637	20,849,932

Total Stockholders' Equity	44,324,371	44,785,128

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$45,936,465	$47,267,840

The accompanying notes are a integral part of these condensed consolidated financials statements.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Other Comprehensive Income (Loss)
(Unaudited)

	For the Three Months Ending June 30,
	2016	2015
REVENUES
Sales of goods, net	$3,462,893	$6,211,970
Sales of services, net	511,150	665,273
Total Revenues	3,974,043	6,877,243

COST OF SALES
Cost of goods sold-product	1,712,643	2,967,918
Cost of goods sold-services	347,150	595,538
Total Cost of Goods Sold	2,059,793	3,563,456

GROSS PROFIT	1,914,250	3,313,787

OPERATING EXPENSES
General and administrative expenses	2,385,567	3,441,140
Research and development	250,722	304,489
Depreciation and amortization expense	159,239	107,455

Total Operating Expenses	2,795,528	3,853,084

INCOME (LOSS) FROM OPERATIONS	(881,278)	(539,297)

OTHER INCOME (EXPENSE)
Gain (Loss) on sale of fixed assets	(2,592)	18,637
Other (expense) income	4,756	(108,990)
Interest income	27,942	21,123

Total Other Income (Expense)	30,106	(69,230)

NET INCOME BEFORE INCOME TAXES	(851,172)	(608,527)

INCOME TAX EXPENSE (BENEFIT)	(245,877)	(149,714)

NET LOSS	$(605,295)	$(458,814)

FOREIGN CURRENCY TRANSLATION GAIN (LOSS)	$773	$333,372

TOTAL COMPREHENSIVE INCOME (LOSS)	$(604,522)	$(125,441)

BASIC EARNINGS PER SHARE	$(0.01)	$(0.01)

FULLY DILUTED EARNINGS PER SHARE	$(0.01)	$(0.01)

BASIC WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	53,256,333	53,214,594

FULLY DILUTED WEIGHTED AVG NUMBER OF SHARES OUTSTANDING	53,256,333	53,214,594

The accompanying notes are a integral part of these condensed consolidated financials statements.

PROFIRE ENERGY, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Period Ending
	June 30, 2016	June 30, 2015
OPERATING ACTIVITIES
Net Loss	$(605,295)	$(458,814)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	252,914	225,945
(Gain) Loss on sale of fixed assets	2,592	(18,637)
Bad debt expense	151,444	104,774
Stock options issued for services	143,765	187,406
Changes in operating assets and liabilities:
Changes in accounts receivable	770,432	2,402,191
Changes in income taxes receivable/payable	(541,844)	(129,012)
Changes in inventories	1,075,330	786,325
Changes in prepaid expenses	7,491	(18,728)
Changes in deferred tax asset/liability	15,095	(33,205)
Changes in accounts payable and accrued liabilities	(535,243)	(181,741)

Net Cash Provided by Operating Activities	736,681	2,866,504

INVESTING ACTIVITIES
Proceeds from sale of equipment	16,896	52,500
Purchase of fixed assets	-	(12,285)

Net Cash Provided by (Used in) Investing Activities	16,896	40,215

FINANCING ACTIVITIES
Value of equity awards surrendered by employees for tax liability	-	(23,526)
Stock issued in exercise of stock options	-	-

Net Cash Provided by (Used in) Financing Activities	-	(23,526)

Effect of exchange rate changes on cash	(3,082)	158,248

NET INCREASE IN CASH	750,495	3,041,441
CASH AT BEGINNING OF PERIOD	21,292,595	14,144,796

CASH AT END OF PERIOD	$22,043,090	$17,186,237

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.